EMPLOYMENT AGREEMENT


THIS AGREEMENT made as of the 6th day of May, 1999, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company"), and B. SCOTT DOBSON ("Employee").

                              W I T N E S S E T H :

WHEREAS, the Company entered into an Asset Purchase Agreement ("Purchase Agreement") of even date pursuant to which it purchased substantially all the assets of Systems Atlanta Commercial Systems, Inc. (Systems Atlanta) used in its business of marketing and selling a broad range of microcomputers and related products including equipment selection procurement and configuration; and

WHEREAS, Employee, as an inducement for and in consideration of Company entering into the Purchase Agreement, has agreed to enter into and execute this Employment Agreement pursuant to Section 6 thereof; and

WHEREAS, Company desires to engage the services of Employee, pursuant to the terms, conditions and provisions as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

1.   Employment.  The Company  agrees to employ the  Employee,  and the Employee
     ----------
     agrees to be employed by the Company, upon the following terms and conditions.

2    Term. The initial term of Employee's  employment pursuant to this Agreement
     ----
     shall begin on the 6th day of May, 1999, and shall continue for a period of four (4) years, ending May 5th, 2003 unless terminated earlier pursuant to the provisions of Section 10, provided that Sections 8, 9, 10(b) and 11, if applicable, shall survive the termination of such employ-ment and shall expire in accordance with the terms set forth therein.

3.   Renewal Term. The term of Employee's  employment shall  automatically renew
     -------------
     for additional consecutive renewal terms of one (1) year unless either party gives written notice of his/its intent not to renew the terms of this Agreement sixty (60) days prior to expiration of the then expiring term.

4.   Duties.  Employee shall serve as General Manager for the Company's  Atlanta
     ------
     Division. Employee shall perform such duties in Cobb County, Georgia, or the counties contiguous to Cobb County, Georgia. Employee shall be responsible to and report directly to the officers of Company. The duties assigned to Employee shall not be inconsistent with those typically assigned to a person holding the position set forth above. Employee shall at all time have such powers and authorities as shall be reasonably required to discharge such duties in an efficient manner together with such facilities and services as are appropriate to his position. Employee shall devote his best efforts and substantially all his time during normal business hours to the diligent, faithful and loyal discharge of the duties of his employment and towards the proper, efficient and successful conduct of the Company's affairs. Employee fur-ther agrees to refrain during the term of this Agreement from making any sales of competing services or products or from profiting from any transaction involving computer services or products for his account without the express written consent of Company. Nothing contained herein shall preclude Employee from owning stock in Systems Atlanta, Inc. or serving as a director thereof.

5.   Compensation.  For  all  services  rendered  by  the  Employee  under  this
     ------------
     Agreement (in addition to other monetary or other benefits referred to herein), compensation shall be paid to Employee as follows:

     (a) Award of Stock Options: On the execution of this Agreement, Employee shall be awarded, pursuant to an Award Agreement, a copy of which is attached hereto as Exhibit A, the right to acquire 10,000 shares of common stock, .01 par value, of the Company subject to any conditions contained in the Pomeroy Computer Resources, Inc. Non-Qualified and Incentive Stock Option Plan and Award Agreement. Such award of stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

     (b) Base Salary: During each fiscal year of the initial term of this Agreement (unless renegotiated by the mutual agreement of the parties), Employee shall be paid an annual base salary of Eighty-Four Thousand Dollars ($84,000.00). Said base salary shall be payable in accordance with the historical payroll practices of the Company.

     (c) Annual Cash Bonus - Atlanta Division: In addition to Employee's base salary as set forth in Section 5(b) above, for the period commencing upon the closing of the Purchase Agreement and ending January 5, 2000, Employee shall be entitled to a cash bonus and incentive stock option award in the event Employee satisfies certain economic criteria pertaining to the Company's Atlanta Division set forth as follows:

          (i) Gross sales of Company's Atlanta Division greater than $6,666,667.00 but not less than $8,000,000.00 with net profit before taxes (NPBT) greater than 4%, equals $6,667.00 cash bonus plus 3,333 incentive stock options;

          (ii) Gross sales of Company's Atlanta Division greater than $8,000,000.00 but less than $9,333,333.00 with NPBT greater than 4% equals $13,333.00 cash bonus plus 5,000 incentive stock options;

          (iii)Gross  sales  of   Company's   Atlanta   Division   greater  than
               $9,333,333.00 with NPBT greater than 4% equals $20,000.00 cash bonus plus 6,667 incentive stock options.

          (iv) For purposes of this Section 5(c), the term Gross Sales shall mean the gross sales of equipment, software and services by Company's Atlanta Division or any other Atlanta Division operated by any subsidiary of Company, determined on a consolidated basis during the applicable period. In making said gross sales determination, all gains and losses realized on the sale or other disposition of Companys or any subsidiarys Atlanta Division's assets not in the ordinary course shall be excluded. In addition, any gross sales of Company's or its subsidiarys Atlanta Division relating to any acquisitions that are closed in such year shall be excluded. All refunds or returns which are made during such period shall be subtracted along with all accounts receivable derived from such sales that are written off during such period in accordance with Companys Atlanta
               Divisions's accounting system. Such gross sales and NPBT of Company's Atlanta Division shall be determined by the Company's internally generated accounting statements determined on a consolidated basis in the manner set forth above and in accordance with generally accepted accounting principles. During the period commencing with the closing of the Purchase Agreement and ending January 5, 2000, a combined 1.8% MAS royalty and AdFund fee on gross sales by Companys Atlanta Division shall be made incident to said NPBT determination. Key services to be provided the Atlanta Division by Company under the MAS royalty and AdFund fee include the following: (i) accounting (including AP and financial statement preparation); (ii) payroll, HR (including benefits), legal, MIS support and administration;
               (iii) centralized warehousing and configuration; (iv) advertising and technical training; (v) Company and branch events, marketing and promotional materials; and (vi) HQ Funds, soft dollar, spiff and co-op tracking. For each subsequent fiscal year for which Employee may be entitled to a bonus hereunder, the parties shall, in good faith, agree upon MAS royalty and AdFund fees to be charged hereunder based on the level of services and support being provided by the Company to its Atlanta Division. Provided, however, such MAS royalty and AdFund fees shall be 1.8% if the parties are unable to come to an agreement for such year. Any cash bonus amount determined under Section 5 (c) shall be payable to Employee within thirty (30) days of the determination. For purposes of this Section, the term Companys Atlanta Division shall be the business acquired by Company from Seller under the Purchase Agreement including the business acquired by Companys wholly-owned subsidiary, Pomeroy Select Integration Solutions, Inc. under the Purchase Agreement and shall include Companys operations in Atlanta, Georgia that existed prior to the closing of the Purchase Agreement.

          (v) Any award of the incentive stock options to acquire the common stock of Company shall be made fifty percent (50%) in the shares of the Company and fifty percent (50%) in the shares of the Companys subsidiary (Pomeroy Select Integration Solutions, Inc.) if it is a publicly traded entity at such time, as of January 5, 2000 or any other applicable date, which shall mean with respect to such shares, the average between the high and low bid and asked prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date). In the event the stock of Pomeroy Select Integration Solutions, Inc. is not publicly traded as of January 5, 2000, Company shall have the right to award 100% in the shares of the Company (in lieu of 50%) or shall have the right to pay to Employee, in cash, the fair market value of such 50% of the stock options of the Company determined under the Black Scholes method of valuation of stock options. Any options awarded shall be subject to a vesting period determined by the Board of Directors of the Company, but in no event shall said vesting period be greater than five (5) years.

          (vi) The parties agree that in January, 2000, January, 2001, January, 2002 and January, 2003, they will negotiate in good faith, the level of gross sales and NPBT of Company's Atlanta Division for the aforementioned cash bonus and incentive stock option award to be earned for such years, which gross sales and NPBT criteria shall be predicated upon Company's Atlanta Division's goals, projections and budgets established at the outset of such fiscal year.

     (d) In addition to Employee's base salary as set forth in Section 5(b) and any annual cash bonus/incentive stock option award that Employee may be entitled to under Section 5(c) based on Company's Atlanta Division's performance, Employee shall be entitled to a cash bonus and incentive deferred compensation and an incentive stock option award for the year 1999 in the event Employee satisfies certain economic criteria pertaining to Company's performance during the fiscal year 1999, as follows:

          (i) Gross sales of Company greater than $770,000,000.00 but less than or equal to $800,000,000.00 with NPBT greater than 5.5% equals $10,000.00 cash plus 2,500 incentive stock options;

          (ii) Gross sales of Company greater than $800,000,000.00 but less than or equal to $830,000,000.00 with NPBT greater than 5.5% equals $20,000.00 cash plus 5,000 incentive stock options;

          (iii)Gross sales of Company greater than $830,000,000.00 with NPBT greater than 5.5% equals $30,000.00 cash plus 7,500 incentive stock options.

          (iv) For purposes of this Section, the term Gross Sales shall mean the gross sales of equipment, software and services by Company during the applicable period, determined on a consolidated basis. In making said gross sales determination, all gains and losses realized on the sale or other disposition of Companys assets not in the ordinary course shall be excluded. All refunds or returns which are made during such period shall be subtracted along with all accounts receivable derived from such sales that are written off during such period in accordance with Companys accounting system. Such Gross Sales and net pre-tax margin of Company shall be determined by the Chief Financial Officer of the Company in accordance with generally accepted accounting principles and such determination shall be final, binding and conclusive upon all parties hereto. All amounts due Employee under Section 5(d) (other than the award of any incentive stock options) will constitute incentive deferred compensation which shall be payable to Employee according to the terms and the Incentive Deferred Compensation Agreement attached hereto and incorporated herein as Exhibit B. Any incentive deferred compensation shall be fully vested over a five-year period, vesting 20% per year of employment from the effective date of this Agreement.

          (v) Any award of the incentive stock options to acquire the common stock of Company shall be made fifty percent (50%) in the shares of the Company and fifty percent (50%) in the shares of the Companys subsidiary (Pomeroy Select Integration Solutions, Inc.) if it is a publicly traded entity at such time, as of January 5, 2000 or any other applicable date, which shall mean with respect to such shares, the average between the high and low bid and asked prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date). In the event the stock of Pomeroy Select Integration Solutions, Inc. is not publicly traded as of January 5, 2000, Company shall have the right to award 100% in the shares of the Company (in lieu of 50%) or shall have the right to pay to Employee, in cash, the fair market value of such 50% of the stock options of the Company determined under the Black Scholes method of valuation for stock options. Any options awarded shall be subject to a vesting period determined by the Board of Directors of the Company, but in no event shall said vesting period be greater than five (5) years.

          (vi) The parties agree that in January, 2000, January, 2001, January, 2002 and January, 2003, they will negotiate in good faith the implementation of economic criteria for the earning of incentive deferred compensation and incentive stock option award for Employee for each of the remaining fiscal years of this Agreement which will be predicated upon the attainment of Companys goals, projections and budgets established at the outset for such fiscal year which shall be consistent with the goals set forth for senior management of Company for such year(s). The incentive deferred compensation and incentive stock option awards shall be predicated on the structure (as to amounts) used for the incentive deferred compensation/incentive stock option award of Company for the year 1999.

          (vii)Company will deliver to Employee copies of the reports of any determination made hereunder by Company for the subject period, along with any documentation reasonably requested by Employee. Within fifteen (15) days following delivery to Employee of such report, Employee shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Employee to such determination, such determination shall become final and binding for purposes of this Agreement. If a timely objection is made by Employee, and the Company and Employee are able to resolve their differences in writing within fifteen (15) days following the expiration of the initial 15-day period, then such determination shall become final and binding as it pertains to this Agreement. If timely objection is made by Employee to Company, and Employee and Company are unable to resolve their differences in writing within fifteen (15) days following the expiration of the initial 15-day period, then all disputed matters pertaining to the report shall be submitted and reviewed by the Arbitrator (Arbitrator), which shall be an independent accounting firm selected by Company and Employee. If Employee and Company are unable to promptly agree on the accounting firm to serve as the Arbitrator, each shall select, by not later than fifteen (15) days following the expiration of the initial fifteen (15) day period, one accounting firm and the two selected accounting firms shall then be instructed to select promptly a third accounting firm, such third accounting firm to serve as the Arbitrator. The Arbitrator shall consider only the disputed matters pertaining to the determination and shall act promptly to resolve all disputed matters. A decision with respect to all disputed matters shall be final and binding upon Company and Employee. The expenses of Arbitration shall be borne one-half by Employee and one-half by Company. Each party shall be responsible for his/its own attorney and accounting fees.

6.   Fringe  Benefits.  During  the term of this  Agreement,  Employee  shall be
     ----------------
     entitled to the following benefits:

     (a) Health Insurance - Employee shall be provided with the standard family medical health and insurance coverage maintained by Company on its employees. Company and Employee shall each pay fifty percent (50%) of the cost of such coverage.

     (b) Vacation - Employee shall be entitled each year to a vacation of three weeks during which time his compensa-tion will be paid in full. Provided, however, such weeks may not be taken consecutively without the written consent of Company.

     (c) Retirement Plan - Employee shall participate, after meeting eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Agreement.

     (d) Automobile - Company shall provide Employee with an automobile allowance of $400.00 per month. Employee shall be responsible for all insurance, maintenance and repairs to such vehicle.

     (e) Cellular Telephone - Company shall provide Employee with a cellular telephone allowance of $75.00 per month. Employee shall provide Company, upon request, with documentation supporting the business use of said cellular telephone.

     (f) Other Company Programs - Employee shall be eligible to participate in any other plans or programs implemented by the Company for all of its employees with duties and responsibilities similar to Employee.

     (g) Employee shall be responsible for any and all taxes owed, if any, on the fringe benefits provided to him pursuant to this Section 6.

7.   Expenses. During the term of this Agreement,  Employee shall be entitled to
     --------
     receive prompt reimbursement for all reasonable and customary travel and entertainment expenses or other out-of-pocket business expenses incurred by

     Employee in fulfilling the Employee's duties and responsibilities hereunder, including, all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the reasonable policies and procedures established by the Company.

8.   Non-Competition.  Employee expressly acknowledges the provisions of Section
     ---------------
     7 of the Purchase Agreement relating to Employee's Covenant Not to Compete with Company and also Employees Covenant Not to Compete with Companys wholly-owned subsidiary, Pomeroy Select Integration Solutions, Inc.
     Accordingly, such provisions of Section 7 are incorporated herein by reference to the extent as if restated in full herein. In addition to the consideration received under this Agreement, Employee acknowledges that as one of the owners of the common stock of Systems Atlanta Commercial Systems, Inc., he has received substantial consideration pursuant to such Purchase Agreement and that as an inducement for, and in consideration of, Company entering into the Purchase Agreement and Company entering into this Agreement, Employee has agreed to be bound by such provisions of Section 7 of the Pur-chase Agreement. Accordingly, such provisions of Section 7 and Exhibits I-2 and I-3 and the restrictions on Employee thereby imposed shall apply as stated therein.

9.   Non-Disclosure  and Assignment of  Confidential  Information.  The Employee
     ------------------------------------------------------------
     acknowledges   that  the  Company's  trade  secrets  and  confidential  and proprietary information, including without limitation:

     (a)  unpublished information concerning the Company's:

            (i)     research  activities  and  plans,
           (ii)     marketing  or  sales  plans,
          (iii)     pricing  or  pricing  strategies,
           (iv)     operational  techniques,
            (v)     customer  and  supplier  lists,  and
           (vi)     strategic  plans;

     (b) unpublished financial information, including unpublished information concerning revenues, profits and profit margins;

     (c)  internal confidential manuals; and

     (d) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended;

all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Employee agrees that the Employee will not disclose any such trade secrets or confidential or proprietary information (except (i) information which becomes publicly available without violation of this Agreement, (ii) information of which the Employee did not know and should not have known was disclosed to the Employee in violation of any other person's confidentiality obligation, and (iii) disclosure required in connection with any legal process), nor shall the Employee make use of any such information for the benefit of any person, firm, operation or other entity except the Company and its subsidiaries or affiliates. The Employee's obligation to keep all of such information confidential shall be in effect during and for a period of five (5) years after the termination of his employment; provided, however, that the Employee will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

10.  Termination.
     -----------

     (a) The Employee's employment with the Company may be terminated at any time as follows:

          (i)  By Employee's death;

          (ii) By  Employee's   physical  or  mental  disability  which  renders
               Employee unable to perform his duties hereunder;

          (iii)By the Company, for cause upon three (3) day's written notice to Employee. For purposes of this Agreement, the term "cause" shall mean termination upon: (i) the engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to any material misrepresentation related to the performance of his duties; (ii) the conviction of Employee of a felony or other crime involving theft or fraud, (iii) Employee's gross neglect, gross misconduct or gross insubordination in carrying out his duties hereunder resulting, in either case, in material harm to the Company; or (iv) any material breach by Employee of this Agreement. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause under (i) and (iv) above, unless and until there has been delivered to him a copy of the resolution of an officer of the Company, finding that Employee engaged in the conduct set forth above in this section and specifying the particulars thereof in detail, and Employee shall not have cured or abated such conduct to the reasonable satisfaction of the Company within fifteen (15) days of receipt of such resolution. This provision shall be applicable solely to the extent the conduct to which the alleged breach relates is susceptible to being cured in the reasonable determination of such officer.

     (b) Compensation upon Termination: In the event of termination of employment, the Employee or his estate, in the event of death, shall be entitled to his annual base salary and other benefits provided hereunder to the date of his termination. In addition, Employee shall be entitled to receive any bonus accrued to the date of his termination of employment as provided in Sections 5(c) and 5(d), which shall be payable (if applicable) pursuant to the terms thereof.

11.  Disability.  In the event that Employee becomes temporarily disabled and/or
     ----------
     totally and permanently disabled, physically or mentally, which renders him unable to perform his duties hereunder, Employee shall receive one hundred percent (100%) of his base annual salary (in effect at the time of such disability) for a period of one (1) year following the initial date of such disability (offset by any payments to the Employee received pursuant to disability benefit plans, if any, maintained by the Company.) Such payments shall be payable in twelve consecutive equal monthly installments and shall commence thirty (30) days after the determination by the physicians of such disability as set forth below.

     For purposes of this Agreement, Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if attested to by two qualified physicians, (one to be selected by Company and the other by Employee) competent to give opinions in the area of the disabled Employee's physical and/or mental condition. If the two physicians disagree, they shall select a third physician, whose opinion shall control. Employee shall be deemed to be temporarily disabled and/or totally and permanently disabled if he shall become disabled as a result of any medically determinable impairment of mind or body which renders it impossible for such Employee to perform satisfactorily his duties hereunder, and the qualified physician(s) referred to above certify that such disability does, in fact, exist. The opinion of the qualified physician(s) shall be given by such physician(s), in writing directed to the Company and to Employee. The physician(s) decision shall include the date that disability began, if possible, and the 12th month of such disability, if possible. The decision of such physician(s) shall be final and conclusive and the cost of such examination shall be paid by Company.

12.  Severability.  In case any one (1) or more of the  provisions  or part of a
     ------------
     provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement. In such a situation, this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it will be valid, legal and enforceable to the maximum extent possible.

13.  Governing  Law. This  Agreement  shall be governed and construed  under the
     -------------
     laws of the State of Georgia and shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties.

14.  Notices. All notices,  requests,  demands and other communications relating
     -------
     to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt re-quested, postage prepaid to the following addresses (or to such other address for a party as shall be specified by notice pursuant hereto):

     If  to  Company,  to:     Pomeroy  Computer  Resources,  Inc.
                               1020  Petersburg  Road
                               Hebron,  Kentucky  41048

     With  a  copy  to:        James  H.  Smith  III,  Esq.
                               Lindhorst  &  Dreidame  Co.,  L.P.A.
                               312  Walnut  Street,  Suite  2300
                               Cincinnati,  Ohio  45202

     If  to  Employee,  to:    the  Employee's  residential  address,  as
                               set  forth  in  the  Company's  records

     With  a  copy  to:        Tully  Hazell,  Esq.
                               Burr  &  Forman
                               600  W.  Peachtree
                               Suite  1200
                               Atlanta,  GA  30308

15.  Enforcement of Rights.  The parties expressly  recognize that any breach of
     ---------------------
     this Agreement by either party is likely to result in irrevocable injury to the other party and agree that such other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction in Cobb County, Georgia, either at law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance of this Agreement by each party or to enjoin any party from activities in violation of this Agreement. Should either party engage in any activities prohibited by this Agreement, such party agrees to pay over to the other party all compensation, remuneration, monies or property of any sort received in connection with such activities. Such payment shall not impair any rights or remedies of any non-breaching party or obligations or liabilities of any breaching party pursuant to this Agreement or any applicable law.

16.  Entire  Agreement.  This Agreement and the Purchase  Agreement  referred to
     -----------------
     herein contain the entire understanding of the parties with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

17.  Parties  in  Interest.
     ---------------------

     (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided, however, that nothing in this Section 17 shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) executors, administrators, or legal representatives of Employee or his estate from assigning any rights hereunder to person or persons entitled thereto. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of any successor corporation of Company

     (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company or the business with respect to which the duties and responsibilities of Employee are principally related, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this
          Section 17 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

18.  Representations  of Employee.  Employee  represents and warrants that he is
     ----------------------------
     not party to or bound by any agreement or contract or subject to any restrictions including without limitation any restriction imposed in connection with previous employment which prevents Employee from entering into and performing his obligations under this Agreement.

19.  Counterparts.  This  Agreement may be executed  simulta-neously  in several
     ------------
     counterparts, each of which shall be deemed an original part, which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed effec-tive as of the day and year first above written.

WITNESSES:                         COMPANY:
                                   POMEROY  COMPUTER  RESOURCES,  INC.
__________________________

__________________________          By:_________________________________
                                       Stephen  E.  Pomeroy
                                       Chief  Financial  Officer


                                   EMPLOYEE:
__________________________

__________________________          ____________________________________
                                       B. SCOTT  DOBSON